                                                                    EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Cygnus, Inc. for the registration of 391,868 shares of its common stock and to the incorporation by reference therein of our report dated January 19, 1999, except for the Note 14, as to which the date is February 23, 1999, with respect to the consolidated financial statements and schedules of Cygnus, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                                         /s/ Ernst & Young LLP

Palo Alto, California

November 29, 1999